Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

November 25, 2013

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2014 FIRST QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, November 25, 2013 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended October 26, 2013.

The Company reported:

•
Contract revenues of $512.7 million for the quarter ended October 26, 2013, compared to contract revenues of $323.3 million for the quarter ended October 27, 2012. Contract revenues for the quarter ended October 26, 2013 grew 10.0% on an organic basis after excluding $157.1 million of revenue from businesses acquired during fiscal 2013.

•	Adjusted EBITDA (Non-GAAP) of $63.2 million for the quarter ended October 26, 2013, compared to $40.4 million for the quarter ended October 27, 2012.

•
Net income of $18.7 million, or $0.54 per common share diluted, for the quarter ended October 26, 2013, compared to $11.9 million, or $0.35 per common share diluted, for the quarter ended October 27, 2012. On a Non-GAAP basis, net income for the quarter ended October 27, 2012 was $12.3 million, or $0.36 per common share diluted. Non-GAAP net income for the quarter ended October 27, 2012 excludes $0.7 million in pre-tax acquisition related costs.

The Company also announced its outlook for the second quarter of fiscal 2014. The Company currently expects revenue for the second quarter of fiscal 2014 to range from $400.0 million to $420.0 million and diluted earnings per share to range from $0.03 to $0.09.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, stock-based compensation expense, and certain non-recurring items. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company’s results will be hosted at 9 a.m. (ET), Tuesday, November 26, 2013; call (800) 230-1074 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 8 a.m. (ET) on November 26, 2013. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Thursday, December 26, 2013.

For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2014 first quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, future financial and operating results, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS October 26, 2013 and July 27, 2013 Unaudited

	October 26, 2013	July 27, 2013
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$14,394	$18,607
Accounts receivable, net	304,412	252,202
Costs and estimated earnings in excess of billings	221,110	204,349
Inventories	39,273	35,999
Deferred tax assets, net	17,718	16,853
Income taxes receivable	2,231	2,516
Other current assets	16,192	10,608
Total current assets	615,330	541,134

PROPERTY AND EQUIPMENT, NET	203,916	202,703
GOODWILL	267,810	267,810
INTANGIBLE ASSETS, NET	120,021	125,275
OTHER	17,199	17,286
TOTAL NON-CURRENT ASSETS	608,946	613,074
TOTAL ASSETS	$1,224,276	$1,154,208

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$68,926	$77,954
Current portion of debt	8,594	7,813
Billings in excess of costs and estimated earnings	13,347	13,788
Accrued insurance claims	31,528	29,069
Other accrued liabilities	79,453	71,191
Total current liabilities	201,848	199,815

LONG-TERM DEBT	475,735	444,169
ACCRUED INSURANCE CLAIMS	30,114	27,250
DEFERRED TAX LIABILITIES, NET NON-CURRENT	49,603	48,612
OTHER LIABILITIES	5,992	6,001
Total liabilities	763,292	725,847

Total Stockholders' Equity	460,984	428,361
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,224,276	$1,154,208

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended
	October 26, 2013	October 27, 2012
	(Dollars in thousands, except per share amounts)

Contract revenues	$512,720	$323,286

Costs of earned revenues, excluding depreciation and amortization	410,119	257,066
General and administrative expenses (1)	43,075	28,824
Depreciation and amortization	23,552	15,311
Total	476,746	301,201

Interest expense, net	(6,886)	(4,197)
Other income, net	2,012	1,614

Income before income taxes	31,100	19,502

Provision for income taxes	12,440	7,641

Net income	$18,660	$11,861

Earnings per common share:

Basic earnings per common share	$0.56	$0.36

Diluted earnings per common share	$0.54	$0.35

Shares used in computing income per common share:
Basic	33,423,678	33,089,959

Diluted	34,638,998	33,721,070

(1) Includes stock-based compensation expense of $3.5 million and $2.3 million for the three months ended October 26, 2013 and October 27, 2012, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues adjusted to exclude revenues from subsidiaries acquired during fiscal 2013.

	Contract Revenues - GAAP	Revenues from subsidiaries acquired in fiscal 2013	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended October 26, 2013	$512,720	$(157,076)	$355,644	58.6%	10.0%

Three Months Ended October 27, 2012	$323,286	$—	$323,286

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three months ended October 26, 2013 and October 27, 2012 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended
	October 26, 2013	October 27, 2012
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA (Non-GAAP):
Net income	$18,660	$11,861
Interest expense, net	6,886	4,197
Provision for income taxes	12,440	7,641
Depreciation and amortization expense	23,552	15,311
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	61,538	39,010
Gain on sale of fixed assets	(1,865)	(1,581)
Stock-based compensation expense	3,506	2,266
Acquisition related costs	—	710
Adjusted EBITDA (Non-GAAP)	$63,179	$40,405

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three months ended October 27, 2012.

Three Months Ended
October 27, 2012
(Dollars in thousands, except per share amounts)

Reconciling Item:
Acquisition related costs, pre-tax	$710

GAAP net income	$11,861
Adjustment for Reconciling Item above, net of tax	431
Non-GAAP net income	$12,292

Earnings per common share:

Basic earnings per common share - GAAP	$0.36
Adjustment for Reconciling Item above, net of tax	0.01
Basic earnings per common share - Non-GAAP	$0.37

Diluted earnings per common share - GAAP	$0.35
Adjustment for Reconciling Item above, net of tax	0.01
Diluted earnings per common share - Non-GAAP	$0.36

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Item above:

Basic	33,089,959

Diluted	33,721,070